UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                                                              December 19, 2012

INTERSIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road
Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 408-432-8888

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2012, David B. Bell resigned as President and Chief Executive Officer of Intersil Corporation (the “Company”) and as a member of the Board of Directors of the Company. The Company and Mr. Bell entered into a Separation Agreement (the “Agreement”) on December 19, 2012, effective as of his termination of employment with the Company.  Pursuant to the Agreement, Mr. Bell’s resignation is to be treated as a Termination without Cause for the purposes of his Employment Agreement with the Company, dated May 4, 2010, as amended (the “Employment Agreement”), and the equity awards granted to Mr. Bell by the Company.

Cash Severance Payments

Mr. Bell will receive continued payment of his annual base salary of $640,000 until December 9, 2014, payable in accordance with the Company’s normal payroll practices. In addition, Mr. Bell will receive four payments, each equal to 55% of his base salary, payable within 30 days after each of March 1, 2013, September 1, 2013, March 1, 2014 and September 1, 2014, for a total of $1,408,000.  The total cash payments to Mr. Bell in connection with the foregoing will be $2,688,000.

Time Vesting Stock Options

Mr. Bell was granted stock options under the Company’s 2008 Equity Compensation Plan (the “Plan”) on April 1, 2009, April 1, 2010, April 1, 2011 and April 2, 2012.  276,791 of these stock options will vest as a result of Mr. Bell’s termination of employment with the Company.

Time-Vesting Deferred Stock Units

Mr. Bell was granted time-vesting deferred stock units (“DSUs”) under the Plan on each of April 1, 2011 and April 2, 2012.  63,750 of these DSUs will vest as a result of Mr. Bell’s termination of employment with the Company.

Performance-Based Awards Granted Prior to the MSU Program

Mr. Bell was granted performance-based deferred stock units (“PDSUs”) under the Plan on April 1, 2009 and April 1, 2010.  7,964 earned PDSUs will vest as a result of Mr. Bell’s termination of employment with the Company.

Performance-Based Awards under the MSU Program

Mr. Bell was granted awards under the Company’s Market Stock Unit (“MSU”) program on April 1, 2011 and April 2, 2012.  All of Mr. Bell’s awards under the MSU program will be forfeited as a result of Mr. Bell’s termination of employment with the Company.

Medical and Other Benefit Continuation

Until December 9, 2013, Mr. Bell is eligible to receive reimbursement from the Company of premiums for the continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, of medical, dental and vision coverage for him and his eligible dependents.  In addition, Mr. Bell is entitled to convert his and his covered dependents’ life insurance into individual policies and to be reimbursed for applicable premiums until May 4, 2013.

The foregoing description of the terms and conditions of the Agreement is only a summary and is qualified in its entirety by the full text of such agreement, a copy of which is filed herewith and incorporated herein by reference

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement, dated as of December 9, 2012, by and between Intersil Corporation and David B. Bell, as entered into on December 19, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 20, 2012	Intersil Corporation

By: /s/ Thomas C. Tokos
Name: Thomas C. Tokos Title: Sr. Vice President, General Counsel and Secretary

Exhibit Index